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                                   LEASE AGREEMENT

          THIS LEASE AGREEMENT, made by and between LEONARD PROPERTIES, a partnership, hereinafter called Lessor, and FLASHNET COMMUNICATIONS, INC. hereinafter called Lessee.

                                     WITNESSETH:

1. LOCATION AND TERM: Lessor does hereby demise, let and lease unto Lessee the following described property:

               Approximately 9,810 square feet of space in Lessor's 33,810 square foot building situated on Lot 5, Block 2, Midway Industrial Park, City of Richland Hills, Tarrant County, Texas, said space also known as 7435 Airport Freeway, Fort Worth, Texas 76118;

hereinafter called premises, for a term of twelve (12) months, commencing on March 1, 1998 and ending on February 28, 1999 to be used as an office for accounting and custom care call center, and warehouse and kit assembly facility and not otherwise, under the following terms and conditions:

2. RENT: Lessee agrees to pay to the Lessor at the principal office of the Lessor in Fort Worth, Tarrant County, Texas, a rental in the amount of (FIVE THOUSAND SEVEN HUNDRED TWENTY TWO AND 50/100 DOLLARS ($5,722.50), for each month of the term hereof, payable in advance without demand on the first day of each month, and rent shall begin upon delivery of possession of the premises to Lessee with the first payment to be made on the first day of the following month. Payments not made within ten (10) days of said due date shall be subject to a late charge of $.10 for each one dollar of each installment more than (10) days past due to cover the extra handling expense. If delivery of the premises is made on other than the first day of the month, then rental for that month will be prorated. Prior delivery of possession shall not affect the expiration date of the term of the lease.

3. USE OF PREMISES: Lessee agrees that its use of the premises and all improvements thereon shall comply with all of the rules, regulations, ordinances and laws of all governmental authorities applicable to said premises and the business conducted therein, and will hold the Lessor harmless from all claims and causes of action arising out of the Lessee's occupancy and use of the premises during the term of this agreement. Lessee agrees that it will not perform any acts or carry on any practices which will injure the building or the use of the premises or constitute a nuisance to other tenants or neighboring property owners. The Lessee shall keep the interior and exterior of the premises in a good, clean and orderly manner. Outside storage will not be permitted except by prior written permission of Lessor.

4. REPAIRS BY LESSOR: Lessor shall, at its expense, maintain and keep in good repair the structural portions of the exterior walls, foundation and roof of the building except that the Lessor shall not be required to maintain or repair the windows, overhead doors or plate glass in the building. Lessor shall keep the common area, including the landscaping, parking lot, and common lighting in good order and repair.

     The Lessee shall give the Lessor written notice of defects or the need for repairs. The Lessor shall not be responsible for any damages to property or person caused by any portion of the building becoming out of repair until the Lessor has had reasonable opportunity to have the same repaired after being notified of such need by the Lessee. After repairs are commenced, they shall be completed promptly in a good and workmanlike manner.

     The Lessor shall not be obligated to repair any damage caused by the acts of the Lessee, its agents, employees, customers, invitees or guests. The Lessor shall not be obligated to make any other improvements or repairs of any kind except as herein provided.

5.   REPAIRS BY LESSEE: All maintenance and repairs with respect to the leased premises and any fixtures attached thereto which are not the obligation of the Lessor shall be made by the Lessee. The Lessee's obligation to maintain and repair includes, but is not limited to, the plumbing, electrical wiring and equipment, heating and air-conditioning equipment, plate and window glass, overhead doors, pest control and other interior improvements. The Lessee covenants to take good care of the property and the fixtures and suffer no waste.
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6.   ALTERATIONS AND REMODELING: Lessee shall have the right, at its sole cost and expense, during the term of this lease to alter or remodel the demised premises provided that the alterations or remodeling does not change the exterior design of the building or result in a structural change of the building.

     Any alteration, addition or improvement resulting in a change in the exterior design of the building or resulting structural change of the building shall not be made without the prior written approval of the Lessor. All alterations, additions and improvements, including light fixtures, air-conditioning and heating equipment, which may be made on or attached to the premises shall become a part and remain upon and be surrendered with the premises at the end of the lease; provided, however, that if Lessor so elects and notifies the Lessee ten (10) days before the termination of the lease, the Lessee shall, at its expense, remove such alterations and additions from the premises and restore the premises as near as practicable to the condition it was in at the beginning of this lease, which removal shall occur before vacating the premises.

7. TAXES: Lessor agrees to pay all ad valorem taxes and special assessments levied against the demised premises. Lessee shall render and pay all personal property taxes and all other occupational or use taxes or license fee which may accrue as a result of the use of the demised premises.

8. UTILITIES: Lessee shall pay for all water, electricity, gas and other utilities used in the premises. At the option of Lessor, Lessor may furnish electricity or gas to Lessee in which case Lessee shall pay Lessor upon invoice, for such utilities used at the same rate that Lessee would pay if Lessee purchased such utility services direct from a public utility company.

9. INSURANCE: Lessor agrees to obtain and retain in force a policy of hazard insurance providing fire and extended coverage protection on the demised premises with the proceeds payable to the Lessor. Lessee agrees that it shall not keep anything on the premises or use or occupy the premises in such a manner as will result in an increase in the rates for fire and extended coverage above the rates customarily charged for building of this type construction.

     Lessee shall be responsible for insuring its personal property.

10. ASSIGNMENTS: Lessee shall not assign this lease agreement or sublease all or any part of the premises without the prior written consent of the Lessor, which consent will not be unreasonably withheld, or occupy or permit the same to be occupied for any business or purpose deemed extra hazardous on account of fire. Should the Lessee request permission to assign or sublease the demised premises and such consent is granted, then it is specifically understood and agreed that Lessee herein shall remain as fully liable for the fulfillment of every condition of this lease regardless of assignment or sublease.

     Lessor shall have the right to transfer or assign this lease in whole or in part but shall remain fully liable for the covenants and obligations imposed on the Lessor herein.

11. DESTRUCTION OF PREMISES: If any part of the leased premises shall be damaged by fire, the elements, casualty or otherwise, but is not thereby rendered untenable or unfit for occupancy, then the Lessor shall, at its expense, cause such damage to be repaired and the rent shall not be abated and the insurance proceeds from such damaged shall be paid to and retained by the Lessor.

     If the leased premises shall be damaged by fire, the elements, casualty or otherwise so that the leased premised are rendered partially untenable or unfit for occupancy, then the Lessor, at is expense, shall cause the damage to be repaired and the rent shall be abated proportionately from the time of the damage until the leased premises are repaired and fit for occupancy, and the insurance proceeds from such damage shall be paid to and retained by the Lessor.

     If the leased premises shall be damaged by fire, the elements, casualty or otherwise so that the leased premises are totally destroyed or rendered more than 70% unfit for occupancy, then either party reserves the right to cancel this lease within 30 days after the casualty occurs, and if either party exercises such option, then this lease shall come to an end in the same manner as though the term had expired, and the insurance proceeds from such damage shall be paid to and retained by the Lessor. In the event the lease is not canceled, then the Lessor shall, at its expense, rebuild the leased premises to substantially the same condition they were in prior to the casualty and the rent shall be abated during the time that they are unfit for occupancy, and the insurance proceeds shall be paid and retained by the Lessor.

12. MORTGAGES: Lessor shall have the right to mortgage the demised premises and all its rights hereunder. The Lessee covenants and agrees to execute and deliver upon request by the Lessor, its successors or assigns, such further instrument subordinating this lease to any such mortgage lien if such subordination provides that the mortgagee shall recognize the validity and continuance of the lease in the event of a foreclosure of the Lessor's interest.

     The mortgagee or trustee under any mortgage or deed of trust and the owner and holder of the indebtedness secured hereby shall not become personally liable upon the covenants of this lease until they or their assigns shall become the owner of the Lessor's interest hereunder.

13. DEFAULT BY LESSOR: In the event the Lessor fails to perform any of the covenants under this lease within ten (10) days after written notice from the Lessee, then the Lessee may cure such default for the account and at the expense of the Lessor by deducting such amount from the rent with interest at ten (10%) percent per annum.




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14.  DEFAULT BY LESSEE: If the Lessee fails to pay the rent when due or defaults in the performance of the agreements, conditions, covenants or terms contained herein, then the Lessor may enforce performance of this lease in any of the modes provided by law; and this lease may be forfeited at Lessor's option if such default continues for a period of ten (10) days after the Lessor notifies the Lessee of such default and of its intention to declare the lease forfeited; and thereafter (unless the Lessee shall have completely removed or cured said default) this lease shall cease and come to an end as if that were the day originally fixed herein for the expiration of the term; and the Lessor, its agent, attorney or those claiming under it, shall have the right, without further notice or demand, to re-enter and remove all persons and all of the Lessee's property therefrom without being deemed guilty in any manner of trespass and without prejudice to any remedies for arrears of rent or breach of covenant.

     If any of the events described in the preceding paragraph should occur and Lessor resumes possession of the premises, then Lessor may re-lease the premises for the remainder of the term at the best rent the Lessor may obtain, and Lessee agrees that, notwithstanding the termination of this lease and possession regained by the Lessor, Lessee will indemnify the Lessor against any and all loss of rent which the Lessor may sustain during the remainder of the term of the lease by reason of such termination.

     The Lessor shall have a statutory lessor's lien and in addition, Lessor is given an express lien as security for the rent described herein upon all the chattels, implements, fixtures, furniture, tools, machinery, or other personal property which the Lessee now or at any time during the term of the lease may place upon the demised premises.

     If on account of any breach or default by the Lessee of any of Lessee's obligations contained herein it shall become necessary for the Lessor to employ an attorney to enforce or defend any of the Lessor's rights or remedies hereunder, then Lessor shall be entitled to recover a reasonable attorney's fee from the Lessee.

     In the event the Lessee should default in the performance of any agreement, covenant, condition or term contained herein, then Lessor may perform the same for Lessee's account, and any amount paid or any expense of liability incurred by Lessor in the performance of same shall be deemed additional rent payable by Lessee with interest at ten (10%) percent from date of payment by Lessor until repayment by Lessee.

15. SURRENDER OF PREMISES: Upon the termination of this lease, the Lessee shall deliver the demised premises clean and in good order and condition with natural deterioration only accepted. Upon the termination of this lease, Lessee shall promptly remove all trade fixtures and personal property and shall repair any damage caused by such removal unless otherwise agreed upon in writing by the Lessor.

16. HOLDING OVER BY LESSEE: In the event Lessee holds over after the expiration of this lease, it shall be deemed to be occupying said premises as a lessee from month-to-month at 150% of the rental rate of the last month of the lease term just ended, and subject to all of the conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.

17. PARKING: Lessor grants to the Lessee the right to park motor vehicles and the right of ingress and egress for itself and its employees, customers, patrons, invitees and guests over the parking area serving the leased premises, said area to be specified by Lessor. Lessee agrees that its motor vehicles and those of its employees will be parked only in this specified area. Lessor reserves the right of ingress and egress to itself and the other tenants of Lessor on this and adjacent premises.

18. SIGNS: Lessee shall not place or paint any signs at, on, or about the premises or paint the exterior walls of the building without the prior written consent of the Lessor; and the Lessor shall have the right to remove any sign or signs in order to paint the building or premises or to make any other repairs or alterations.

19. POSSESSION AND ENJOYMENT: The Lessor covenants that the Lessee, upon making the payments and performing the conditions and covenants prescribed herein, shall have peaceful and quiet enjoyment of the leased premises. It is agreed that by occupying the premises, that Lessee accepts the premises and acknowledges that they are in the condition called for in this lease, and that all conditions precedent to Lessee's occupying the premises have been fulfilled by Lessor.

20. COVENANT TO HOLD HARMLESS: Lessor shall not be liable to the Lessee or to the Lessee's employees, customers, invitees or visitors for any damage to person or property caused by an act, omission or neglect of Lessee, and the Lessee agrees to hold the Lessor harmless from all claims from any such damage whether the injury occurs on or off the demised premises.

21. ACCESS BY LESSOR: Lessor shall have the right to enter upon the premises at all reasonable hours to inspect the same or to clean and make repairs to the premises or any property owned or controlled by the Lessor. Commencing ninety (90) days prior to the termination of this lease, Lessor may place "For Lease" signs in and about the premises and may have reasonable access to the premises for the purpose of exhibiting same to prospective tenants.

22. WAIVER: No waiver by the Lessor of any default or breach of any term, covenant, condition or provision hereof shall be treated as a waiver of any subsequent default or breach of the same or any other term, covenant, condition or provision hereof.




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23.  NOTICE: Any notice provided for herein shall be considered sufficient if the letter containing the same is deposited in the United States mail with postage prepaid addressed to the Lessor at 7457 Airport Freeway, Fort Worth, Texas, 76118, or addressed to the Lessee at 7435 AIRPORT FREEWAY, FORT WORTH, TEXAS 76118.

24. SECURITY DEPOSIT: Lessor hereby acknowledges receipt of a security deposit in the amount of FIVE THOUSAND SEVEN HUNDRED TWENTY TWO AND 50/100 DOLLARS ($5.722.50) that will be refunded to Lessee upon completion of the lease provided Lessee is not in default under any terms of the lease. Lessor shall have the right to apply the funds in the security deposit to pay the rent, any expenses or correct any default by the Lessee which the Lessee fails to pay or correct after ten (10) days notice in writing from the Lessor. If at any time the deposit with the Lessor becomes less than the amount specified above, then the Lessee shall replenish such security deposit upon request by the Lessor.

25. OPERATIONS ESCALATOR: Lessee shall pay to Lessor, annually, Lessee's prorata part of operating expenses for the building in which the premises leased to Lessee are located to the extent that the total of those expenses exceeds seventy-three cents ($.73) per square foot. For this purpose, "operating expenses" include ad valorem taxes on the building and the tract of land on which it is located, the cost of fire and extended coverage insurance and liability insurance, any utilities paid by Lessor that are common to the building, common area maintenance, including parking lot sweeping, yard and landscape maintenance, sprinkler system maintenance, and maintenance of exterior lighting fixtures and equipment. Lessor shall bill Lessee for Lessee's prorata part of annual operating expenses, and payment of Lessee's prorata part will be due within thirty days after receipt of Lessor's billing. Lessee's prorata part of operating expenses shall be determined as follows:

          a) After year end, Lessor shall determine the total annual operating expenses;

          b) The total annual operating expenses shall be divided by 33,810, being the number of square feet in the building to arrive at the total annual operating expenses per square foot;

          c) The amount, if any, by which total annual operating expenses per square foot exceeds seventy-three cents ($.73) shall be multiplied by 9,810, being the number of square feet in the premises leased to Lessee, and the product of this multiplication will be Lessee's prorata part of operating expenses to be paid to Lessor.

          If total annual operating expenses per square foot are seventy-three cents ($.73) or less, no payment for operating expenses will be due from Lessee to Lessor.

26. OTHER: Lessor will warrant the air conditioning units for major repairs or replacement of compressors and heat exchangers for the entire term of the lease. Normal maintenance and minor repairs shall be the responsibility of the Lessee. The units will be in good working order on occupancy.

27. SIGN BAND: The exterior lighting for the sign band is on one meter. Lessor will pay this bill for the entire center and prorate the expenses to the individual tenants. Lessee's share of this expense is 4/14 of the entire bill.






     IN WITNESS WHEREOF, the parties have executed this instrument in triplicate on this the 13th day of February, 1998.

                                          LESSOR:

                                                  LEONARD PROPERTIES


                                          By /s/ James N. Ford
                                             --------------------------------
                                             James N. Ford, General Manager


                                          LESSEE:


                                          FLASHNET COMMUNICATIONS, INC.


                                          By   /s/ [illegible]
                                               --------------------------------